 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2026

The Eastern Company

(Exact Name of Registrant as Specified in Charter)

Connecticut	001-35383	06-0330020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut 06484

(Address of Principal Executive Offices) (Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 6, 2026, The Eastern Company (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following three proposals and cast their votes as follows:

		FOR	AGAINST	ABSTAIN/ WITHHELD

1)	Election of Directors

	Election of Frederick D. DiSanto as a director for a one-year term expiring in the year 2027:	4,444,777	140,984	34,727

	Election of John W. Everets as a director for a one-year term expiring in the year 2027:	4,527,468	58,293	34,727

	Election of Chan Galbato as a director for a one-year term expiring in the year 2027:	4,556,213	29,605	34,670

	Election of James Mitarotonda as a director for a one-year term expiring in the year 2027:	4,272,743	324,931	22,814

	Election of Peggy B. Scott as a director for a one-year term expiring in the year 2027:	4,547,281	60,520	12,687

	Election of Ryan A. Schroeder as a director for a one-year term expiring in the year 2027:	4,062,299	535,402	22,787

2)	Approve, on an advisory basis the compensation of the named executive officers.	4,502,006	101,751	16,731

3)	Ratification of the appointment of Fiondella, Milone & LaSaracina LLP as the Company's independent registered public accounting firm for the 2026 fiscal year.	5,419,010	120,397	3,599

2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

3

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: May 7, 2026	By:	/s/ Nicholas Vlahos
Nicholas Vlahos
Chief Financial Officer

4